Exhibit (c)(11)

Deutsche Bank CONFIDENTIAL Corporate & Investment Bank Preliminary DRAFT for discussion purposes only Project Pine Special Committee Discussion February 26, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Process Update 1. Revised offer communicated by the Buyer Group 2. Key information requests submitted to the Company a) Downside case (a scenario reflecting the consequences of a delayed 10-K filing resulting in an A. M. Best downgrade A to A-) b) Draft consolidated financials and draft 10-K c) Back-up plan d) Presentation / talking points for the A.M. Best discussion on Feb 26th, 2018 3. Discussions with the Company’s IR communications team a) Potential implications of delay in 10-K filing and ratings downgrade b) Contingency plans c) Tecmo update 4. A.M. Best discussion scheduled for today (Feb 26th, 2018) Deutsche Bank 1 Corporate & Investment Bank

Pine situation update 1. Year-end audit timing 2. Regulatory correspondence 3. A.M. Best 4. Investor updates 5. Tecmo transaction closing considerations 6. Business outlook Deutsche Bank Source: Pine Management 2 Corporate & Investment Bank

Timeline of events related to Pine financial projections Financial planning process redesigned to be more robust since CFO took over in mid-2017 Budgets were prepared with more involvement from business units than in prior years, culminating in the November meeting of business Mid to late 2017 executives Individual business unit budgets were rolled up into a consolidated set of projections, after normalization for past performance of each unit Several layers of review and approvals; finally signed off by the Pine CFO and CEO Projections accelerated and finalized with help from Bank of America Merrill Lynch (BAML) in light of the discussions with potentially interested December 20th, 2017 parties These projections subsequently shared with Stone Point Capital and other potentially interested parties January 9th, 2018 Public announcement of proposed offer of $12.25 by Stone Point and the Zyskind / Karfunkel Family Case 1 projections provided by Pine Management to Special Committee January 24th, 2018 Largely consistent with December 20th, 2017 projections with several adjustments, including reflecting tax reform legislation with a lower projected corporate tax rate, reflecting recent transactions, and some operating adjustments reflecting an updated Q4 outlook Case 2 projections provided by Pine Management to Special Committee January 31st, 2018 Represents a somewhat more challenging operating environment, reflecting the reputational and business pressures faced by AmTrust, slower growth, more conservative projected underwriting assumptions reflecting recent loss reserve activity, and a more conservative balance sheet in light of rating agency concerns February 1st , 2018 Special Committee interview with Pine CEO and CFO regarding Case 1 and Case 2 February 6th, 2018 Case 2 projections provided to the Buyer group February 8th, 2018 Special Committee rejects initial proposal of $12.25 February 15th, 2018 Buyer group increases offer to $12.90 February 16th, 2018 Pine Management confirms to the Special Committee that Case 2 is their best estimate of the financial outlook for the Company February 18th, 2018 Special Committee interviews Pine CFO and Deputy CFO regarding Case 2 Special Committee interviews co-chief investment officer, leaders of key businesses, chief and pricing actuaries on their view of business / financial February 21st, 2018 outlook in order to develop a view on key assumptions for the DRAFT Special Committee Case Special Committee instructs Pine Management to develop an additional set of financial projections based on assumptions provided by the Special February 21st, 2018 Committee (DRAFT Special Committee Case) February 23rd, 2018 Buyer group communicates best and final offer of $13.00 per share Special Committee instructs Pine Management to develop an additional set of financial projections reflecting consequences of a delayed 10-k filing February 25th, 2018 and a potential ratings downgrade by A.M. Best February 26th, 2018 Pine Management has a meeting scheduled with A.M. Best Deutsche Bank Source: Pine Management 3 Corporate & Investment Bank

Dividend discount model valuation summary DDM illustrative range Sensitivity analysis Low High Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $11.92 $13.30 $14.68 $16.05 $17.43 Case 1 $10.67 $17.43 equity 13.0% 11.58 12.91 14.25 15.58 16.91 of 14.0% 11.27 12.55 13.84 15.12 16.41 Cost 15.0% 10.96 12.20 13.44 14.68 15.93 16.0% 10.67 11.87 13.07 14.27 15.46 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $7.94 $8.70 $9.46 $10.23 $10.99 equity 13.0% 7.74 8.48 9.21 9.95 10.69 Case 2 $7.20 $10.99of Cost 14.0% 7.55 8.26 8.97 9.69 10.40 15.0% 7.37 8.06 8.74 9.43 10.12 16.0% 7.20 7.86 8.52 9.19 9.85 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $10.34 $11.51 $12.63 $13.76 $14.88 DRAFT Special equity 13.0% 10.10 11.19 12.27 13.36 14.44 $9.34 $14.88 of Committee CaseCost 14.0% 9.84 10.88 11.93 12.98 14.03 15.0% 9.58 10.59 11.60 12.62 13.63 16.0% 9.34 10.31 11.29 12.27 13.24 Deutsche Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special 4 Corporate & Investment Bank Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Note: Valuation is as of YE 2017 assuming mid-year discounting.

Precedent premiums paid analysis Benchmarking Pines current offer of $13.00 per share % bump (final offer price / initial offer price) 34.3% 25.0% 20.7% 14.8% 12.1% 11.4% 10.7% 10.4% 8.3% Median: 11.1% 6.1% 4.3% 0.0% 0.0% First Alfa Corp. CNA Surety Hartford Life Odyssey Re 21st Century Nationwide AXA Financial National Pine Great Northbridge Wesco Advantage Financial Interstate American Financial Services Financial Final offer premium to 90-day VWAP 51.0% 47.2% 41.8% 41.3% 34.9% 30.8% 30.3% 29.8% Median: 30.8% 21.5% 17.9% 14.5% 9.3% n/a CNA Surety Odyssey Re AXA Financial First Northbridge Alfa Corp. 21st Century National Nationwide Pine Wesco Great Hartford Life Advantage Interstate Financial Financial American Services Financial Final offer premium to 1-day prior 48.0% 44.7% 43.7% 37.9% 32.6% 29.8% 28.3% 28.1% Median: 29.1% 21.0% 18.6% 13.0% 13.0% 9.0% First Alfa Corp. National CNA Surety 21st Century Odyssey Re Nationwide Pine Northbridge Wesco AXA Financial Great Hartford Life Advantage Interstate Financial Financial American Services Financial Deutsche Bank Source: FactSet, Company filings 5 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Appendix I Precedent insurance minority squeeze-out case studies

Case studies of select insurance precedent minority squeeze-outs (1/2) American Financial Group / National Interstate CNA Financial / CNA Surety First American / First Advantage (49% acquired) (38% acquired) (26% acquired) Timeline Total time (1st offer to agreement) ~4.5 months ~5.5 months ~3.5 months Offer to preliminary response ~3 months ~3 months ~1.5 months 2nd offer ~3 weeks ~6 weeks ~1.5 weeks 3rd offer ~1.5 weeks ~4 weeks ~ 2.5 weeks Final offer ~2 weeks 1 day ~ 2.5 weeks Final offer to signing 5 days 5 days 4 days Bumps # of bumps 3 3 3 7.9% (based on exchange ratio) / 34.3% (based Final offer premium to initial 8.3% 20.7% on stock price appreciation) Final offer premium to 1-day / 1- 43.7% / 45.0% / 39.5% / 29.8% 37.9% / 38.7% / 48.2% / 50.9% 48.0% / 67.8% / 39.9% / 41.3% week / 1-month / 90-day VWAP Negotiation $22.00 per share, 14% premium / 13% to 52-st $30.00 per share, 32.7% premium, 1.7x P/BV, 0.5375 fixed exchange ratio ($14.04 per share 1 offer week high / 24% to 1m / 31% to 3m, 1.17x 26x LTM P/E at time of offer), 10.2% premium P/TBV st Written presentation by MS to AFG; valuation Rejected stating proposal substantially 1 response Inadequate offer; would consider a revised offer ranges indicated but no counter proposed undervalued the Company Buyer indicated $25.00 per share is fair value; nd 0.55 fixed exchange ratio ($17.38 at time of 2 offer $30.75 per share (2.5% increase) however Board would consider $25.20 as that offer, 2.3% increase in exchange ratio) was the trading price (14.5% increase) nd SC rejected offer stating it was inadequate and SC would support 1.2x P/BV or $27.79 per Counter-offer of $23.00 per share in cash or 2 response not in the best interest of public shareholders share; but would be constructive fixed value mechanism rd $32.00 per share best and final offer; 41.5% CNA indicate they would be willing to 0.57 fixed exchange ratio ($17.76 per share at 3 offer premium recommend $26.20 time of offer) $20.00 per share with downside protection; rd $32.00 per share unlikely to receive unanimous 3 response SC would support $27.00 subsequently reduced ask to 0.5850 fixed support whereas $32.50 would exchange ratio (19.64 per share) Added a $0.50 special dividend per share in Final offer Agreement at $26.55 Agreement at 0.58 exchange ratio addition to the $32.00 communicated earlier Deutsche Bank Source: Company filings 6 Corporate & Investment Bank

Case studies of select insurance precedent minority squeeze-outs (2/2) Nationwide Mutual / Nationwide Financial Alfa Mutual / Alfa Corp AIG / 21st Century Insurance(a) Services (33% acquired) (46% acquired) (39% acquired) Timeline Total time (1st offer to agreement) ~5 months ~3.5 months ~3.5 months(a) Offer to preliminary response ~2.5 months ~2 months ~2 weeks 2nd offer ~1 month ~2 weeks ~1 month 3rd offer ~ 2.5 weeks ~2 weeks ~ 1 month 4th offer N/A 5 days N/A Final offer ~ 2 weeks 10 days ~1 month Final offer to signing 12 days 1 day 1 day Bumps # of bumps 3 4 3 Final offer premium to initial 10.7% 25.0% 11.4% Final offer premium to 1-day / 1-week / 1- 28.3% / 17.9% / 18.9% / 21.5% 44.7% / 40.6% / 29.8% / 30.8% 32.6% / 31.2% / 24.9% / 30.3% month / 90-day VWAP Negotiation st $47.20 per share, 15.9% premium, 11.4% to 1m $17.60 per share, 15.8% premium, 1.7x P/BV $19.75 per share, 19% premium, 25.5% to 12m 1 offer average (ex. AOCI) avg, 19.6x NTM P/E Counter offer of $24.00 per share (after st $47.20 doesnt represent a realistic starting point $26.00 per share counterproposal, based on 1 response negotiating a deletion of a provision related to for negotiations; low 60s may be acceptable revised projections and view of cost synergies A.M. Best downgrade) nd Would potentially increase $19.75 per share by 2 offer $50.65 per share (7.3% increase) $18.75 per share (6.5% increase) 5% SC maintained $18.75 was not a price at which it nd SC would be willing to consider a transaction at would propose a new counter-offer and $23.00 per share with AIG stock as 2 response $56.00 per share maintained its previous counter of $24.00 per consideration or $24.00 per share in stock share rd May be willing to consider as high as $51.00 per $21.25 per share with no majority of minority 3 offer $20.00 per share share condition rd $52.50 with majority of minority condition or $22.00 per share with minimum fixed amount of 3 response $23.00 per share $53.50 without it dividends th $20.75 per share without majority of minority 4 offer N/A N/A condition th $22.00 per share with majority of minority 4 response N/A N/A condition Agreement at $52.25 per share without majority $22.00 per share without majority of minority $22.00 per share with pro rata dividend until Final offer of minority condition condition agreed closing agreed Deutsche Bank (a) AIG and 21st Century had been in discussions on the topic since July, 2006. AIG decided to go public with the offer in Jan, 2007 when they couldnt agree on valuation with 7 Corporate & Investment Bank the SC. Source: Company filings

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